UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 4, 2011

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard
Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)
(703) 247-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 4, 2011, Strayer Education, Inc. (the “Company”) entered into an Amended and Restated Revolving Credit and Term Loan Agreement with SunTrust Bank, as administrative agent (the “Credit Facility”) and SunTrust Robinson Humphrey, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book managers providing for a $100.0 million revolving credit facility and $100.0 million term loan facility. The revolving portion of the Credit Facility, which includes a letter of credit subfacility of $50.0 million, matures in three years and amends and subsumes (as part of the new facility) the Company’s existing $100.0 million revolving credit agreement. The term loan portion of the Credit Facility has a final maturity date in three years and, commencing December 31, 2011, includes required quarterly amortization payments in the amount of $2.5 million on December 31, 2011, $5.0 million on March 31, 2012, and $7.5 million on June 30, 2012, and at the end of each quarter thereafter prior to the final maturity date.
     Borrowings under the Credit Facility bear interest at LIBOR or a base rate plus a margin ranging from 2.25% to 2.75%, depending on the Company’s leverage ratio. For the $100.0 million term loan facility, the Company entered into an interest rate swap arrangement that fixes its interest rate on the term loan facility at approximately 3.6% rather than having it float with LIBOR. In addition, an unused commitment fee ranging from 0.30% to 0.40%, depending on the Company’s leverage ratio, accrues on unused amounts under the revolving credit facility. The Credit Facility contains customary affirmative, negative and financial maintenance covenants, representations, warranties, events of default and remedies upon default, including acceleration and rights to foreclose on the collateral securing the Credit Facility.
     The Credit Facility is guaranteed by domestic subsidiaries of the Company and is secured by substantially all of the personal property assets of the Company and the guarantors.
     A copy of the Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Facility is qualified in its entirety by reference to such exhibit.
Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As described in Item 1.01 above, on April 4, 2011, the Company entered into the Credit Facility. The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated April 4, 2011, among the Company, SunTrust Bank, as Administrative Agent, and the other lenders and agents party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.
Date: April 5, 2011	By:	/s/ Mark C. Brown
Mark C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated April 4, 2011, among the Company, SunTrust Bank, as Administrative Agent, and the other lenders and agents party thereto.